                                                                    Exhibit 99.1

                                         NEWS RELEASE


Contact:

     Media Relations                   Investor Relations                      Media Relations For
     For Multex.com:                   For Multex.com:                         Market Guide:
     Courtney Darby/Renee Kemish       Joseph Jaffoni
     Middleberg + Associates           Jaffoni & Collins Incorporated
    (212) 699-2545/2552                (212) 835-8500
    courtney@middleberg.com            mltx@jcir.com
    -----------------------            -------------
    renee@middleberg.com
    --------------------

                   Multex.com Agrees to Acquire Market Guide

  Market Guide Acquisition Valued at Approximately $159 million at the Time of
                                 Announcement

  Market Guide Acquisition to Strengthen Multex.com's Position as the Leading Online Investment Research Network for Individual and Institutional Investors

NEW YORK, June 23, 1999 -- Multex.com, Inc. (Nasdaq: MLTX) and Market Guide Inc. (Nasdaq: MARG) today announced that they have signed a definitive agreement for Multex.com to acquire Market Guide Inc., a leading provider of financial information on the Internet. The transaction is structured as a merger of a newly formed subsidiary with and into Market Guide, with Market Guide shareholders receiving approximately 5.6 million shares of Multex.com stock.

Market Guide is an industry-leading Internet provider of value-added financial content for both individual investors and institutional investors, covering over 12,000 publicly traded companies. Following the consummation of the acquisition, Market Guide expects to make Multex.com's investment research and earnings estimates available through its Web site, http://www.marketguide.com,
                                                   --------------------------
as well as through its over 100 leading Internet distribution partners, including America Online, Ameritrade, Bridge Information Systems, CBS MarketWatch, Charles Schwab & Co., CNNfn, E-Trade, FactSet Research Systems, Lycos, Reuters, The Motley Fool, The Street.com, Wall Street Journal Interactive, Waterhouse Securities and Yahoo!.

The acquisition will enable Multex.com to leverage Market Guide's extensive Internet distribution network, unique financial content and brand. In addition, the acquisition will allow Multex.com to substantially increase the quantity and scope of its proprietary financial content and analysis, strengthening the Company's position as the leading online investment research network for individual and institutional investors.

Multex.com expects to integrate Market Guide's proprietary financial databases into all its Internet research services, including MultexNET, MultexEXPRESS, Multex Research-on-Demand and Multex Investor Network.

"Market Guide represents an excellent strategic and financial transaction for Multex.com. We look forward to leveraging Market Guide's premiere content as well as working closely with Market Guide's strategic distribution partners," said Isaak Karaev, president and CEO of

                                     (more)
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Page 2

Multex.com. "Both Multex.com and Market Guide are dynamic brands within the rapidly expanding Internet financial services market. By combining our complementary business models, proprietary content, audience reach, and Internet technology, we believe we have the opportunity to create the largest and fastest growing investment and financial research destination on the Internet."

"Both Market Guide and Multex.com share the same vision of being the benchmark for high quality financial content, research and analysis over the Internet," said Homi Byramji, President and CEO of Market Guide. "Together, we will supply more professional Web sites with investment data than any other financial information provider. In addition, the combination of our broad network of Internet distribution partners will enable millions of individual and institutional investors worldwide to access our leading content.''

Under the terms of the merger agreement, Market Guide shareholders will receive one share of Multex.com stock for each outstanding share of Market Guide stock. The acquisition, which is expected to close within 120 days, has been approved by both companies' Boards of Directors and is subject to customary conditions including approval by the stockholders of Multex.com and Market Guide. Multex.com, Inc. expects to account for this transaction under the pooling method of accounting. Market Guide Inc. will retain its key management and be operated as a wholly owned subsidiary of Multex.com, Inc. In addition to continuing to serve as Market Guide's President and CEO, Homi Baramji will join Multex.com's Board of Directors.

About Multex.com, Inc.

Multex.com (http://www.multex.com) is a leading provider of online investment
            ---------------------
research and information services designed to meet the needs of individual and institutional investors, including investment banks, brokerage firms and corporations. Multex.com's services enable timely online access to over 1.2 million research reports and other investment information on over 20,000 companies published by more than 500 investment banks, brokerage firms and third-party research providers worldwide. More than 1,000,000 individual investors, institutional investors and financial professionals, including mutual fund managers, portfolio managers, brokers and their clients have access to Multex.com's services. For individual investors, Multex.com has recently launched the Multex Investor Network (http://www.multexinvestor.com), an
                                      ------------------------------
Internet service targeting the rapidly growing online individual investor market.

About Market Guide Inc.

Market Guide Inc., the benchmark for quality financial information, is the leader in providing the broadest coverage of professional grade financial data over the Internet. Market Guide supplies more professional Web sites with quality investment data than any other database and software company. Market Guide specializes in the compilation, integration, display and delivery of a superior quality database of descriptive and analytic information on over 12,000 publicly traded domestic and foreign corporations. Well known to professional investors for 16 years, the company distributes its services through more than 100 on-line vendors and independent finance oriented web sites including, ADP,

AltaVista, America Online (NYSE: AOL), Ameritrade Holding Corp. (Nasdaq: AMTD), Bridge Information Systems, Briefing.com, CNNfn, Charles Schwab & Co., (NYSE:
SCH), DBC (Nasdaq: DBCC), FactSet Research Systems, Individual Investor Group (Nasdaq: INDI), National Discount Brokers Group (NYSE: NDB), One Source (Nasdaq:
ONES), PC Quote (Amex: PQT), Pointcast, Quote.com, Reuters (Nasdaq: RTRSY), Telemet America, The Motley Fool, TheStreet.com (Nasdaq: TSCM), Track Data (Nasdaq: TRAC), Wall Street Journal Interactive, Wall Street Source, Waterhouse Securities and Yahoo! (Nasdaq: YHOO), as well as through its own web site - The Market Guide Investment Center (http://www.Market Guide.com).


Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to a number of factors, including and without limitation:
(i) risks relating to the merger, such as risks that the proposed merger may not be consummated, risks involved in assimilating Market Guide, risks involved in integrating, retaining and motivating key Market Guide personnel, risks related to integrating and managing geographically-dispersed operations, risks related to integrating the technologies and infrastructures of the companies, and risks related to the acceptance by Market Guide's customers of the merger; (ii) risks inherent in Market Guide's business, such as its dependence on maintaining relationships with key customers; (iii) the risk that Market Guide's customers and distribution partners will not utilize any additional services of the combined company; (iv) risks relating to the achievement by Multex.com of new revenues from Market Guide's operations; and (v) risks relating to Multex.com's ongoing operations as detailed in Multex.com's filings from time to time with the Securities and Exchange Commission. Multex.com does not assume any obligation to update the forward-looking information contained in this press release.

SOURCE: Multex.com, Inc.